EXHIBIT 10.1

FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

          This Fourth Amendment to Loan and Security Agreement is entered into as of August 9, 2010 (the “Amendment”), by and between PENINSULA BANK BUSINESS FUNDING, a division of THE PRIVATE BANK OF THE PENINSULA (“Bank”), and VAUGHAN FOODS, INC. and WILD ABOUT FOOD – OKLAHOMA LLC ( each a “Borrower” and collectively “Borrowers”).

RECITALS

          Borrowers and Bank are parties to that certain Loan and Security Agreement as amended from time to time including that certain First Amendment to Loan and Security Agreement dated as of September 30, 2009, that certain 2nd Amendment to Loan and Security Agreement dated as of April 26, 2010 and that certain 3rd Amendment to Loan and Security Agreement dated as of June 25, 2010, (collectively the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

          NOW, THEREFORE, the parties agree as follows:

          1. Section 6.9 EBITDA is amended in its entirety to read as follows:

Borrowers shall achieve an EBITDA of at least $2,600,000 for the last twelve (12) month period, measured quarterly, beginning with the quarter ending September 30, 2010, and continuing through the termination of the Agreement.

          2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof, or the Security Agreement.

          3. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents requested by Bank no later than ten (10) Business Days following the date of this Amendment.

          4. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrowers;

(b) an amendment fee of $3,000, plus all Bank Expenses incurred through the date of this Amendment;

(c) such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VAUGHAN FOODS, INC.

By: /s/ Gene P. Jones

Title: Secretary, Treasurer and Chief Financial Officer

WILD ABOUT FOOD – OKLAHOMA LLC

By: /s/ Gene P. Jones

Title: Secretary, Treasurer and Chief Financial Officer

PENINSULA BANK BUSINESS FUNDING, A DIVISION OF THE PRIVATE BANK OF THE PENINSULA

By: /s/ Victor L. Ragni

Title: Vice President